EXHIBIT 10.22

EXECUTION COPY

ACCOUNT PLEDGE AGREEMENT

DATED 12 May 2006

between

KABEL DEUTSCHLAND GMBH
as Pledgor

and

THE ROYAL BANK OF SCOTLAND PLC

as Security Agent

and

THE FINANCE PARTIES

Frankfurt

THIS ACCOUNT PLEDGE AGREEMENT (the Agreement) is made on 12 May 2006

BETWEEN:

(1)                                  KABEL DEUTSCHLAND GMBH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of the Federal Republic of Germany, having its corporate seat in Unterföhring (Landkreis München), Federal Republic of Germany, which is registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Munich under registration Number HRB 145837,

(the Pledgor)

on one side;

(2)                                  THE ROYAL BANK OF SCOTLAND PLC, a public limited company, having its registered office at: 36 St. Andrew Square, EH2 2YB Edinburgh, Scotland, incorporated under the laws of Scotland and being registered with the Companies House under registration number SC 090312,

(the Security Agent); and

(3)                                  the FINANCE PARTIES as defined in Clause 1.1 below

(the Security Agent and each Original Finance Party (as defined below) are hereinafter referred to individually as an Original Pledgee and together as the Original Pledgees)

on the other side.

The Pledgor and the Pledgees (as defined below) are hereinafter collectively referred to as the Parties.

WHEREAS:

(A)                              The Lenders (as defined below) have agreed to make available to each of the Borrowers (as defined below) certain credit facilities on the terms of and subject to the Credit Agreement (as defined below).

(B)                                It is a condition to the Lenders making the credit facilities available pursuant to the Credit Agreement that the Pledgor enters into this Agreement.

IT IS AGREED as follows:

1.                                      INTERPRETATION

1.1                               Definitions

In this Agreement:

Account Bank means each bank where an Account is held or all of them.

Accounting Principles means accounting principles, policies, standards, bases and practices which, as at the date of the Credit Agreement, are in accordance with the German generally accepted accounting principles (Grundsätze ordnungsgemäßer Buchführung und Bilanzierung).

Accounts means the accounts listed in Schedule 1 (Pledged Accounts) hereto including any and all sub-accounts (Unterkonten) and any and all accounts which will be opened by the Pledgor after the date hereof.

Additional Borrower means a member of the Group which becomes a borrower under the Credit Agreement after the date of its execution.

Additional Facility means an Add-On Facility or an External Facility.

Add-On Facility Accession Agreement means an accession deed pursuant to which any person or entity accedes to the Credit Agreement as provider of an Add-On Facility.

Add-On Facility means any additional loan facility provided under the Credit Agreement which has Eligible Terms.

Add-On Facility Lender means:

(a)                                  an Original Add-On Facility Lender; or

(b)                                 any person which has become a lender under an Add-On Facility.

Administrative Party means a Mandated Lead Arranger, the Facility Agent or the Security Agent.

Agreed Priority Agreement Principles means the principles pursuant to which the Existing Priority Agreement shall be amended.

Ancillary Facility means any facility or financial accomodation (including any overdraft, foreign exchange, guarantee, bonding, documentary or standby letter of credit, credit card or automated payments facility) established by a Lender in place of all or parts of its respective facility commitment.

Ancillary Facility Document means any document evidencing any Ancillary Facility.

Ancillary Lender means any lender providing for an Ancillary Facility.

Ancillary Outstandings means, at any time and with respect to any Ancillary Facility of any Ancillary Lender, the aggregate of all of the following amounts (as calculated by that Ancillary Lender) outstanding at that time under that Ancillary Facility:

(a)                                  all amounts of principal then outstanding under any overdraft, cheque drawing or other account facilities determined on a gross basis unless such facilities are made available on the basis of netting arrangements satisfactory to the Ancillary Lender in which case, such outstanding principal amounts shall be determined on the net debt basis used by that Ancillary Lender;

(b)                                 the maximum potential liability (excluding amounts stated to be in respect of interest and fees) under all guarantees, bonds and letters of credit then outstanding under that Ancillary Facility; and

(c)                                  in respect of any other facility or financial accommodation, such other amount (excluding interest and similar charges) as fairly represents the aggregate exposure of that Ancillary Lender under that facility or accommodation, as reasonably determined by that Ancillary Lender from time to time in accordance with its usual banking practice for facilities or accommodation of the relevant type.

BGB means the German Civil Code (Bürgerliches Gesetzbuch).

Borrower means KDVS or an Additional Borrower.

Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and Frankfurt am Main and which is also a TARGET Day.

Commitment Letter means the commitment letter dated on or about the date of the Credit Agreement between the Arranger, the Original Lender, KDG and KDVS.

Compliance Certificate means any compliance certificate issued or to be issued by any Obligor in connection with the Credit Agreement setting out the compliance with certain financial ratios and/or covenants.

Credit Agreement means the EUR 1,350,000,000 senior credit agreement dated on or about 13 March 2006 between, amongst others, the Mandated Lead Arranger, the Facility Agent, the Security Agent, KDVS, KDG and the Original Lender providing for EUR 1,350,000,000 senior credit facilities and up to EUR 650,000,000 Add-On Facilities.

Dormant Account means any and all accounts listed in Schedule 2 to this Agreement.

Eligible Terms means, in respect of any Additional Facility:

(a)                                  the final maturity date of that Additional Facility must be a date falling at least six months after 31 March 2012;

(b)                                 there must be no amortisation required in respect of that Additional Facility;

(c)                                  that Additional Facility must be a term facility (which, in the case of an External Facility, may include notes, bonds or any other term credit arrangement which is not capable, by its terms, of being repaid or prepaid and redrawn before the date falling at least six months after 31 March 2012 (it being acknowledged that such arrangement may have customary change of control, voluntary prepayment, asset sale and similar prepayment provisions)); and

(d)                                 the purpose must be to fund a Permitted Acquisition;

(e)                                  the principal amount of that Additional Facility (together with the principal amount of all other Additional Facilities) may not exceed the lower of:

(i)                                     €650,000,000; and

(ii)                                  the amount which, if fully utilised on the date of completion of the relevant Permitted Acquisition, would not result in any breach of certain financial covenant ratios;

and

(f)                                    the liabilities of the obligors thereunder are to be treated and rank as a senior debt under the Existing Priority Agreement and/or the Priority Agreement and to have the benefit of all relevant Security Documents (whether through execution of new documents or amendment to existing documents) or (in each case) to have such lower ranking as is agreed by all the lenders of that Additional Facility.  For these purposes relevant Security Documents means Security Documents comprising the same assets and shares comprised in Security Documents executed prior to the establishment of that Additional Facility, it being acknowledged that prior-ranking Security Documents will remain in place (with the proceeds of enforcement of all Security Documents subject to the sharing provisions of the Priority Agreement).

Euro, euro, EUR or € means the single European currency introduced 1 January 1999.

Existing Priority Agreement means the priority agreement dated 29 March 2004, as amended and restated prior to the date of the Credit Agreement and in force on the date of the Credit Agreement to which, amongst others, KDG and KDVS are parties (disregarding the amendments implemented to create an amended priority agreement in connection with the Credit Agreement).

External Facility means any term credit agreement which has Eligible Terms.

Event of Default means an event of default under any of the Finance Documents, which entitles the Facility Agent to declare that all or part of any amounts outstanding under the Finance Documents or any of them are immediately due and payable, or payable on demand.

Facility Agent means The Royal Bank of Scotland plc, a public limited company, having its registered office at: 36 St. Andrew Square, EH2 2YB Edinburgh, Scotland, incorporated under the laws of Scotland and being registered with the Companies House under registration number SC 090312.

Fee Letter means any letter entered into by reference to the Credit Agreement between one or more Administrative Parties and an Obligor setting out the amount of certain fees which are payable, inter alia, in relation to the Credit Agreement.

Finance Document means:

(a)                                  the Credit Agreement;

(b)                                 the Commitment Letter;

(c)                                  a Fee Letter;

(d)                                 an Obligor Accession Deed;

(e)                                  a Transfer Certificate;

(f)                                    an Ancillary Facility Document;

(g)                                 the Hedging Letter;

(h)                                 an Add-On Facility Accession Agreement;

(i)                                     a Hedging Document;

(j)                                     a Security Document;

(k)                                  the Priority Agreement;

(l)                                     a Compliance Certificate;

(m)                               a Request; and

(n)                                 any other document designated as such by the Facility Agent and KDG.

Finance Party means an Administrative Party, an Underwriter, a Lender or a Hedging Bank.

Future Pledgee means a Finance Party (other than an Original Finance Party).

Germany means the Federal Republic of Germany.

Group means KDG and its Subsidiaries (but excluding any Unrestricted Subsidiary).

Hedging Letter means a letter dated on or about the date of the Credit Agreement between KDG, the Mandated Lead Arranger and the Facility Agent relating to the interest and currency hedging to be effected by the Group and any other letter designated as such by KDG and the Facility Agent which amends or supplements the terms of that letter.

Hedging means any interest rate or currency swap, derivative transaction or hedging facility.

Hedging Bank means:

(a)                                  each Original Hedging Bank; or

(b)                                 each party (other than an Obligor) which shall at any relevant time be or become a party to any Hedging Document.

Hedging Document means

(a)                                  each master agreement, confirmation or other document evidencing any Hedging provided by a Hedging Bank to an Obligor; or

(b)                                 otherwise entered into on the basis that under the terms of the Finance Documents any party to such document (other than an Obligor) in such regard becomes entitled to the benefit of, among other things, any security interest created under this Agreement.

KDG means Kabel Deutschland GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Germany, having its corporate seat in Unterföhring (Landkreis München), Germany, which is registered in the Commercial Register (Handelsregister) at the Local Court (Amtsgericht) of Munich under registration number HRB 145837.

KDVS means Kabel Deutschland Vertrieb und Service GmbH & Co. KG, a limited partnership (Kommanditgesellschaft) organised under the laws of Germany, having its corporate seat in Unterföhring (Landkreis München), Germany, which is registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Munich under registration number HRA 83902.

Lender means:

(a)                                  the Original Lender;

(b)                                 an Original Add-On Facility Lender; or

(c)                                  any person which becomes a lender after the date of, and in accordance with the terms of, this Agreement,

but only for so long as it has any outstanding commitment or participation in any loan provided under the Credit Agreement or Ancillary Outstanding or any amount is owed to it (whether actually or contingently) in its capacity as Lender.

Mandated Lead Arranger means each of:

(a)                                  The Royal Bank of Scotland plc;

(b)                                 Deutsche Bank AG London;

(c)                                  Goldman Sachs International; and

(d)                                 J.P. Morgan plc.

Obligor means KDG or a Borrower.

Obligor Accession Deed means a deed of accession pursuant to which any person or entity accedes, inter alia, to the Credit Agreement as Additional Borrower.

Original Add-On Facility Lender means any lender providing for an additional facility under the Credit Agreement by way of executing an Add-On Facility Accession Agreement.

Original Finance Party means an Administrative Party, an Original Lender or an Original Hedging Bank.

Original Hedging Bank means each of:

(a)                                  Goldman Sachs International;

(b)                                 Morgan Stanley Capital Services Inc.;

(c)                                  Société Générale;

(d)                                 Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.;

(e)                                  The Royal Bank of Scotland plc;

(f)                                    BNP Paribas S.A.;

(g)                                 Deutsche Bank AG, London;

(h)                                 HSBC Bank plc; and

(i)                                     Calyon Corporate and Investment Bank.

Original Lender means each of:

(a)                                  The Royal Bank of Scotland plc, Niederlassung Frankfurt;

(b)                                 Deutsche Bank AG London;

(c)                                  JPMorgan Chase Bank, N.A.; and

(d)                                 Goldman Sachs Credit Partners L.P.

Pledge means each of the pledges constituted under Clause 2.2.

Pledgee means an Original Pledgee or a Future Pledgee (together the Pledgees).

Priority Agreement means the Existing Priority Agreement amended on a basis consistent with the Agreed Priority Agreement Principles after the date of the Credit Agreement.

Request means any request for the draw down of any credit facility under the Credit Agreement by any Obligor.

Secured Claims means all present and future rights and claims (Ansprüche) (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of any of the Finance Parties against any of the Obligors under the Finance Documents, each as amended, restated, varied, supplemented, novated or extended from time to time, including, without limitation, any increase of principal or interest, in each case together with all costs, charges and expenses incurred by the Finance Parties (or any of them) in connection with the protection, preservation or enforcement of their respective rights under the Finance Documents.

Security means any and all security granted to secure the Secured Claims.

Security Document means any document evidencing or creating security over any asset of any Obligor to secure any obligation of any Obligor to a Finance Party under any Finance Document referred to under (a) to (i) and (k) to (n) of the definition of “Finance Document”.

Security Trust Agreement means the agreement dated on or about the date hereof between, amongst others, KDG, KDVS, the Security Agent and the other Finance Parties under which the Security Agent has been granted certain rights and has assumed certain obligations in relation to the German Security Documents (as defined therein).

Subsidiary means any of:

(a)                                  an entity of which a person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership, and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise; or

(b)                                 an entity consolidated for the purpose of the financial statements of any person pursuant to the Accounting Principles.

Underwriter means each of:

(a)                                  The Royal Bank of Scotland plc;

(b)                                 Deutsche Bank AG London;

(c)                                  Goldman Sachs Credit Partners L.P.; and

(d)                                 JPMorgan Chase Bank, N.A.

Unrestricted Subsidiary means any Subsidiary of KDVS or KDG (which is not an Obligor) nominated by KDVS to the Facility Agent at any time when no Event of Default is outstanding.

TARGET Day means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open for the settlement of payments in Euro.

Transfer Certificate means any transfer certificate pursuant to which any rights under the Credit Agreement shall be transferred by novation or otherwise to any New Lender.

1.2                               Construction

(a)                                  In this Agreement, unless the contrary intention appears, a reference to:

(i)                                 the Security Agent means the Security Agent acting as agent for and on behalf of the Pledgees unless otherwise provided herein; and

(ii)                              promptly means promptly (unverzüglich) as contemplated in § 121 (1) BGB.

(b)                                 Where the context so admits, the singular includes the plural and vice versa.

(c)                                  The headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

(d)                                 Any reference in this Agreement to a defined document is a reference to that defined document as amended, restated, novated or supplemented from time to time.

(b)                                 References to parties herein shall also be deemed to include references to their respective successors, transferees and assignees.

2.                                      PLEDGES

2.1                               Constitution of the Pledges

(a)                                  The Pledgor hereby pledges as security the present and future credit balance on each of the Accounts including all interest payable thereon, together with all ancillary rights and claims associated with such Accounts to each of the Original Pledgees and to each Future Pledgee for their rateable interest.

(b)                                 Each of the Original Pledgees hereby accepts the Pledge.  In addition, the Security Agent accepts each of the Pledges for and on behalf of each Future Pledgee hereunder as proxy without power of attorney (Vertreter ohne Vertretungsmacht).  Each Future Pledgee will ratify such acceptance for itself by executing an accession agreement to the Security Trust Agreement being substantially in the form as set out in Schedule 3 to this Agreement thereby becoming a Pledgee.  All Parties hereto confirm that the validity of any of the Pledges constituted hereunder shall not be affected by the Security Agent acting as proxy without power of attorney for each Future Pledgee.

2.2          Additional Security

The Pledge is in addition, and without prejudice, to any other security any and all of the Pledgees may now or hereafter hold in respect of the Secured Claims.

3.                                      INDEPENDENT PLEDGES

The validity and effect of each of the Pledges shall be independent from the validity and the effect of any of the other Pledges created hereunder and is in addition, and without any prejudice, to any other security which any and all of the Pledgees may now or hereafter hold in respect of the Secured Claims. Each Pledge to each of the Pledgees shall be a separate and individual pledge. Each of the Pledges shall rank pari passu to each other Pledge created hereunder.

4.                                      SECURITY PURPOSE

The Pledge is constituted in order to secure the prompt and complete satisfaction of any and all Secured Claims.

5.                                      THE PLEDGOR’S RIGHT

Prior to the fulfilment of the conditions set forth in Clause 6.1(a), receipt of a notice in accordance with Clause 6.1(b) and the Pledgees acting through the Security Agent giving notice to the contrary to the Account Bank, the Pledgor shall have the right to exercise all rights and powers in respect of each of the Accounts without limitation.

6.                                      THE PLEDGEES’ RIGHT OF REALISATION

6.1                               Pledgees’ Rights

(a)                                  If (i) an Event of Default has occurred, (ii) the requirements set forth in §§ 1204 et seq. of the German Civil Code (Bürgerliches Gesetzbuch) with regard to the enforcement of pledges are met (Pfandreife) and (iii) the Event of Default has not been remedied within 5 Business Days following the receipt of a notification in accordance with Clause 6.1(b), the Pledgees may enforce the Pledge (or any part thereof) through the Security Agent in any way permitted under German law, in all cases notwithstanding § 1277 of the German Civil Code without any enforceable judgment or other instrument (vollstreckbarer Titel).

(b)                                 The Security Agent shall notify the Pledgor of the intention to realise the Pledges (or any of them) with a period of notice of no less than 5 (five) Business Days.

(c)                                  If the Security Agent should seek to enforce the Pledges pursuant to, and in accordance with Clause 6.1(a) above, the Pledgor shall, at his own expense, render forthwith all assistance necessary in order to facilitate the prompt exercise by the Security Agent of any other right the Pledgees may have under German law.

(d)                                 The Pledge will be realised to the extent necessary to satisfy in full the Secured Claims. The Pledgees shall at all times until the full and complete satisfaction of all the Secured Claims in exercising their rights under this Agreement take into consideration the legitimate interest of the Pledgor.

(e)                                  In derogation of § 1225 of the German Civil Code in the event of enforcement of the Pledges, no rights of the Pledgees shall pass to the Pledgor by subrogation or otherwise unless and until all of the Secured Claims have been satisfied and discharged in full. Until then, the Security Agent shall be entitled to treat all enforcement proceeds as additional collateral for the Secured Claims, notwithstanding its right to seek satisfaction from such proceeds at any time.

(f)                                    After the unconditional, irrevocable and full and complete satisfaction of all Secured Claims any remaining proceeds resulting from the enforcement of the Pledges (or any of them) shall be transferred to the Pledgor at the cost and expense of the Pledgor.

6.2                               Collection and application of proceeds

(a)                                  The Security Agent will enforce the Pledges by collecting the credit balances from the Accounts as is necessary to satisfy any outstanding due Secured Claims.

(b)                                 The proceeds resulting from the enforcement of the Pledge shall be applied by the Security Agent towards the satisfaction of the Secured Claims in accordance with the relevant provisions of the Priority Agreement.

(c)                                  The Security Agent may determine which part of the Security, if applicable, shall be used to satisfy the Secured Claims.

6.3                               Release of Pledged Rights

Upon full and complete satisfaction of all Secured Claims the Security Agent shall confirm to the Pledgor upon its request that the Accounts (or any of them) are released from the Pledge.

7.                                      UNDERTAKINGS

7.1                               Payments

The Pledgor undertakes to procure that all its present and future receivables are and will be duly paid into the Accounts and that any and all of its debtors will be instructed to make payment into the Accounts.

7.2                               Notification

The Pledgor hereby instructs and authorises the Security Agent to notify the Account Banks and, if necessary, any other relevant third party, of this Agreement in substantially the form set out in Schedule 3 Part 1 (in the English or the German language) hereto requesting it to acknowledge receipt of the notification and acceptance of the terms thereof to the Pledgees in substantially the form set out in Schedule 3 Part 2 (in the English or the German language) hereto.

7.3                               Sole Accounts

The Pledgor warrants that it does not currently hold any other bank account than the Accounts set forth in Schedule 1 and Schedule 2 hereto and it undertakes that upon the opening of any other account in Germany or abroad after the date hereof, it will immediately notify the Security Agent.

7.4          General Business Conditions

The Pledgor undertakes to use best efforts to procure that each Account Bank subordinates, as soon as possible, any existing pledge it may hold, including, but without limitation, any pledge existing by operation of its General Business Conditions (Allgemeine Geschäftsbedingungen), to the Pledges (or any of them) so that the Pledges will rank ahead of all other pledges affecting any of the Accounts.

7.5                               Notification of Account Balances

The Pledgor shall provide the Security Agent, upon the Security Agent’s reasonable request in order to permit the safeguarding of its legitimate interests, on the fifth Business Day following such request with current account statements of any Account. The Pledgor shall have the right to deliver the account statements on a readable and compatible disk, by e-mail or any other electronical communication approved by the Security Agent. The Pledgor may contact the Security Agent from time to time with a view to agreeing the necessary details.

7.6                               Further Undertakings

Furthermore, the Pledgor undertakes to the Security Agent and the Pledgees:

(a)                                  to notify the Security Agent promptly of any event or circumstance other than interpretation of law which affects or is reasonably likely to affect the validity or enforceability of any of the Pledges;

(b)                                 at its own expense, to execute and do all such assurances, acts and things as the Security Agent may reasonably require:

(i)                                     for perfecting or protecting the security intended to be afforded by this Agreement; and

(ii)                                  if the Pledges have become enforceable, for facilitating the realisation of all or any part of the assets which are subject to this Agreement and the exercise of all powers, authorities and discretions vested in the Security Agent, and in particular to execute all transfers, conveyances, assignments and releases of that property whether to the Security Agent or to its nominees and give all notices, orders and directions which the Security Agent may reasonably think expedient;

(c)                                  without prejudice to the Pledgor’s right to withdraw sums standing to the credit of the Accounts in accordance with Clause 5, to refrain from any acts or omissions, the purpose or effect of which has a material adverse effect on the value of the Pledges constituted hereunder;

(d)                                 (i)            to procure

(A)                              the closure of the Dormant Accounts within 30 Business Days from the date hereof;

(B)                                the transfer of any amounts standing to the credit to any of the Dormant Accounts to any other Account pledged to the Finance Parties under the terms of this Agreement;

and

(ii)                                  to promptly pledge any Dormant Account in case the closure of the respective Dormant Account has not been given effect within the period mentioned under Clause 7.6(d)(i)(A) above; and

(e)                                  not to encumber or otherwise dispose of the Accounts (or any of them) without the prior written consent of the Security Agent which may not be unreasonably withheld, in each case, except as permitted under the Credit Agreement.

8.                                      RELEASE OF SECURITY

Even prior to the full and complete satisfaction of all Secured Claims, the Security Agent is obliged to release upon the Pledgor’s request all or part of the Security insofar as the realisable value of the Security and any other security given to the Security Agent or the other Finance Parties with respect to the Secured Claims exceeds, not only temporarily, the Secured Claims by more than 10%. The Security Agent may, at its discretion, determine which part of the Security shall be released.

9.                                      WAIVER OF DEFENCES

(a)                                  The Pledgor hereby waives its rights of revocation (Anfechtbarkeit) and set-off (Aufrechenbarkeit) it may have pursuant to §§ 1211 and 770(1) and (2) of the German Civil Code. No failure to exercise, nor any delay in exercising, on the part of the Security Agent or the Pledgees (or any of them), any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

(b)                                 The Pledgor hereby irrevocably waives any rights which may pass to the Pledgor by subrogation or otherwise, including but not limited to, any recourse claim against any Obligor (Verzicht auf Rückgriffsansprüche) which it may obtain (i) in the event that the Pledgor repays any debt of any other Obligor under any of the Finance Documents, or (ii) in the event of enforcement of the Pledges (or any of them).

10.                               INDEMNITY

10.1                        Liability for Damages

Neither the Security Agent nor the Pledgees shall be liable for any loss or damage suffered by the Pledgor save in respect of such loss or damage which is suffered as a result of the gross negligence (grobe Fahrlässigkeit) or wilful misconduct (Vorsatz) of the Security Agent.

10.2                        Indemnification

The Pledgor will indemnify the Security Agent and each of the Pledgees and keep the Security Agent and each of the Pledgees indemnified against any losses, actions, claims, expenses, demands and liabilities which may be incurred by or made against the Security Agent and/or each of the Pledgees as a result of any breach of the Pledgor of any of its obligations or undertakings contained herein except to the extent that such losses, actions, claims, expenses, demands or liabilities have resulted from the gross negligence (grobe Fahrlässigkeit) or wilful misconduct (Vorsatz) of the Pledgees or the Security Agent.

10.3                        This Clause 10 shall survive the termination of this Agreement under Clause 11 or otherwise.

11.                               DURATION AND INDEPENDENCE

11.1                        Duration

This Agreement shall remain in full force and effect until the full and complete satisfaction of the Secured Claims.  The Pledges shall not cease to exist, if any payments made in satisfaction of the Secured Claims have only temporarily discharged the Secured Claims.

11.2                        Continuing Security

This Agreement shall create a continuing security which means that no change or amendment whatsoever in any Finance Document or in any document or agreement related thereto shall affect the validity of this Agreement.

11.3                        Independence

This Agreement is independent from any other security or guarantee which may have been or will be given to the Security Agent and/or any of the other Pledgees with respect to any obligation of any of the Obligors under the Finance Documents. None of such other securities or guarantees shall prejudice, or shall be prejudiced by, or shall be merged in any way with, this Agreement.

12.                               COSTS AND EXPENSES

The Pledgor must pay to each Finance Party the amount of all costs and expenses (including the costs and expenses of legal advisers) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

13.                               PARTIAL INVALIDITY

If any provision of this Agreement or any part thereof should be or become invalid or unenforceable, this shall not affect the validity of the remaining provisions hereof. The invalid or unenforceable provision shall be replaced by that provision which best meets the intent of the replaced provision.

14.                               AMENDMENTS

Changes and amendments to this Agreement, including this Clause 14, shall be made in writing.

15.                               NOTICES AND THEIR LANGUAGE

15.1                        Notices

Any notice or other communication under or in connection with this Agreement to the Pledgor or the Security Agent and/or the Pledges shall be in writing and shall be delivered personally, by post or facsimile and shall be sent to the address or facsimile number of the party, and for the attention of the individual, set forth in Schedule 4 hereto or such other address or facsimile number as is notified by that party for this purpose to the Security Agent from time to time.

15.2                        Language

Unless otherwise agreed from time to time, any notice or other communication under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

16.                               APPLICABLE LAW; JURISDICTION

16.1                        Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Germany.

16.2                        Jurisdiction

The place of jurisdiction for both parties shall be Frankfurt am Main, Germany. The Security Agent and/or any other Finance Party, however, shall also be entitled to take legal action against the Pledgor before any other competent court of law having jurisdiction over the Pledgor or any of its assets.

SCHEDULE 1

PLEDGED ACCOUNT

Bank (incl. Address)	Sort Code (BLZ)	Account No.

Deutsche Bank AG Mr. Frank Foerth An den Dominikanern 11-27 50668 Cologne Germany	380 700 59	059 99 77

SCHEDULE 2

DORMANT ACCOUNTS

Bank (incl. Address)	Sort Code (BLZ)	Account No.

Commerzbank AG Mr. Martin Franz Filiale München Leopoldstr. 230 80804 München Germany	700 400 41	441 22 58333 00

Postbank Firmenkunden AG FK S M-11 Mr. Dirk Spengler Bayerstraße 49 80318 Munich Germany Germany	590 100 66	10 704 664

SCHEDULE 3

NOTIFICATION

PART 1

NOTIFICATION OF PLEDGE

Note: This Notification of Pledge may also be sent to the Account Bank(s) in a German translation of this form.

[Registered mail with return receipt]

From:                  [       ]

To:                              [Account Bank] (the Account Bank)

Copy:                [       ]

Date:                    [          ]

Dear Sirs,

We hereby give you notice that pursuant to Clause 8.2 of the account pledge agreement dated [    ] (the Account Pledge Agreement) [       ] has authorised us to notify you that [       ] has pledged in our favour as Security Agent and Pledgee and in favour of the other Lenders as Pledgees, the present and future credit balance on each of the Accounts (which shall include all sub-accounts) including all interest payable thereon, together with all ancillary rights and claims associated with such Accounts . A copy of the Account Pledge Agreement is attached hereto.

It has been agreed that until notice to the contrary from ourselves, to be served on you as Account Bank [       ] may continue to operate the Account(s) and in particular may dispose of the amounts standing to the credit of the Account(s). Upon receipt of such aforesaid notice to the contrary you, as Account Bank, shall not allow any dispositions by [       ] of amounts standing to the credit of the Account(s).

Please acknowledge receipt of this notice and your agreement to the terms hereof by signing the enclosed copy and returning the same to ourselves.

Yours faithfully,

[       ]

PART 2

ACKNOWLEGEMENT OF PLEDGE

Note: This Acknowledgement of Receipt may also be sent by the Account Bank(s) in a German translation of this form.

[Letterhead of Account Bank]

From:                  [Account Bank] (the Account Bank)

To:                              [       ] on behalf of itself and the Pledgees

Copy:                [       ]

Date:                    [          ]

Acknowledgement of Receipt of Notification of Pledge - Bank Account(s) No. [       ], of [Date]

We acknowledge receipt of the above notice and our agreement to the terms thereof and confirm that we have neither received any previous notice of pledge relating to the Account(s) nor are we aware of any third party rights in relation to the Account(s). We hereby grant our consent in title to the pledge of any claims arising out of the Account(s).

We hereby irrevocably and unconditionally waive our rights in respect of and agree not to make any set-off or deduction from the Account(s) or invoke any rights of retention in relation to the Account(s), [other than in relation to charges payable in connection with the maintenance of the Account(s) or other bank charges or fees payable in the ordinary course of business.]

We agree that the pledge in our favour over the Account(s) granted pursuant to our General Business Conditions shall rank behind all the pledges over the Account(s) granted to the Pledgees by [       ] pursuant to the Account Pledge Agreement of which we have been notified by [       ].

[      ]

SCHEDULE 4

ADDRESSES FOR NOTICES

To the Pledgor:	Kabel Deutschland Vertrieb und Service GmbH & Co. KG Betastraße 6-8 85774 Unterföhring Germany
Att.:	Paul Thomason
Fax:	+49 89 96010 198

To the Security Agent and all other Pledgees:	The Royal Bank of Scotland plc Level 7 135 Bishopsgate London EC2M 3UR United Kingdom

Att.:	Mark Harrison, Director, Syndicated Loans Agency

Fax:	+44 (0) 20 7085 4564

SIGNATORIES

The Pledgor

KABEL DEUTSCHLAND VERTRIEB UND SERVICE GMBH & CO. KG

By:

The Security Agent

THE ROYAL BANK OF SCOTLAND PLC

By:

The Other Finance Parties and Pledgees

THE ROYAL BANK OF SCOTLAND PLC

By:

DEUTSCHE BANK AG LONDON

By:

GOLDMAN SACHS INTERNATIONAL

By:

J.P. MORGAN PLC

By:

JPMORGAN CHASE BANK N.A.

By:

GOLDMAN SACHS CREDIT PARTNERS L.P.

By:

MORGAN STANLEY CAPITAL SERVICES INC.

By:

SOCIETE GENERALE

By:

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.

By:

BNP PARIBAS S.A.

By:

HSBC BANK PLC

By:

CALYON CORPORATE AND INVESTMENT BANK

By: